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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to this Post-Effective Amendment
No. 20 to the Registration Statement (File No. 33-51294) on Form N-1A under the Securities Act of 1933, as amended, of Morgan Stanley Fund, Inc. (consisting of, among others, Morgan Stanley Money Market Fund and Morgan Stanley Government Obligations Money Market Fund, successors to the PCS Money Market and PCS Government Obligations Money Market Portfolios):

   - The reference to our Firm under the heading "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 29, 1997





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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A of Morgan Stanley Fund, Inc.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
August 27, 1997